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                                   EXHIBIT 21

                         Subsidiaries of the Registrant


Parent
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Jefferson Savings Bancorp, Inc.
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                                     State or Other
                                     Jurisdiction of       Percentage
Subsidiaries (1)                     Incorporation         Ownership
----------------------------         ---------------       -----------

Jefferson Heritage Bank              United States              100%
Jefferson Acquisition Co.            Missouri                   100%

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Subsidiaries of Jefferson Heritage Bank
---------------------------------------

J.S. Services, Inc.                   Missouri                  100%
Jefferson Financial Corporation       Texas                     100%
First Service Corporation, Inc.       Texas                     100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report on Form 10-K.